UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2023

VELODYNE LIDAR, INC.

(Exact name of registrant as specified in charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

(669) 275-2251

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders (the “Special Meeting”) held on February 10, 2023, the stockholders of Velodyne Lidar, Inc. (“Velodyne”) voted on the proposals set forth below. The proposals are described in detail in Velodyne’s definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on December 8, 2022 (as amended and supplemented, the “Proxy Statement”). The voting results regarding each proposal, as determined by Velodyne’s Inspector of Election, are set forth below. As of the close of business on December 5, 2022, the record date of the Special Meeting, there were 238,281,867 shares of common stock, par value $0.0001 per share, of Velodyne (“Velodyne Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 132,463,834 shares of Velodyne Common Stock, representing approximately 55.59% of the outstanding shares of Velodyne Common Stock entitled to vote, were present or represented by proxy, constituting a quorum to conduct business.

Proposal No. 1: To adopt the Agreement and Plan of Merger, dated November 4, 2022 (as it may be amended from time to time, the “Merger Agreement”), by and among Velodyne, Ouster, Inc. (“Ouster”), Oban Merger Sub, Inc., a wholly owned subsidiary of Ouster, and Oban Merger Sub II LLC, a wholly owned subsidiary of Ouster (the “Merger Agreement Proposal”).

The Merger Agreement Proposal was approved by the requisite vote of Velodyne’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
128,628,811	2,744,589	1,090,434	—

Proposal No. 2: To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Velodyne’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement (the “Compensation Proposal”).

The Compensation Proposal was approved by the requisite vote of Velodyne’s stockholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,803,862	9,130,748	4,529,224	—

Proposal No. 3: To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement Proposal at the time of the Special Meeting or to ensure that any supplement or amendment to the Proxy Statement is timely provided to holders of shares of Velodyne Common Stock (the “Adjournment Proposal”).

Adjournment of the Special Meeting was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Agreement Proposal.

Votes For	Votes Against	Abstentions	Broker Non-Votes
117,433,456	11,138,645	3,891,733	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

By:	/s/ Daniel Horwood
Name:	Daniel Horwood
Title:	General Counsel and Secretary

Date: February 10, 2023